UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (IRS Employer Identification No.)
505 Fifth Avenue New York, New York 10017
(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On June 16, 2008, CIT Group Inc. issued a press release announcing the appointment of Alexander T. Mason as President and Chief Operating Officer, effective immediately. The press release is attached as Exhibit 99.1.

        Mr. Mason’s employment agreement, dated June 16, 2008, provides that he will serve as our President and Chief Operating Officer, reporting to Jeffrey M. Peek, Chairman and Chief Executive Officer. The employment agreement is for a term running from June 16, 2008 to May 31, 2010.

Compensation and Benefits

        Under his employment agreement, Mr. Mason will receive a base salary at an annual rate of $650,000. His base salary is reviewed when the salaries of all our executive officers are reviewed. Mr. Mason is also entitled to an annual bonus pursuant to our incentive plans and programs. Subject to the terms of his employment agreement, Mr. Mason’s bonus will be determined by the Compensation Committee of the Board of Directors based on his individual performance and the performance of CIT. The performance targets and criteria for payment of his annual bonus will be established by the Compensation Committee. Under his employment agreement, Mr. Mason will receive a minimum guaranteed cash bonus of not less than $1,350,000 for each of the bonus plan years of 2008 and 2009.

        Under his employment agreement, Mr. Mason will be eligible to participate in our Long-Term Incentive Plan (the “LTIP”). As a sign-on bonus, Mr. Mason will receive an initial one-time award of restricted stock units (“RSUs”) equal in value to $1,100,000 and a one-time award of nonqualified stock options (“Options”) equal in value to $900,000. Each of these initial grants will be made on the first grant date following Mr. Mason’s date of employment and will vest over three years from such grant date. In addition, in 2009, with respect to 2008, and in 2010, with respect to 2009, Mr. Mason will be awarded RSUs equal in value to not less than $1,500,000 and Options equal in value to not less than $1,000,000. The actual number of RSUs and Options awarded will be determined based on the closing price of our common stock on the New York Stock Exchange on the grant dates and CIT’s valuation of the Options on that date. Commencing in 2011, with respect to performance in 2010, Mr. Mason’s equity awards under the LTIP will be determined by the Compensation Committee in accordance with the criteria used by the Compensation Committee to determine equity awards for similarly situated executive employees. CIT grants equity awards to employees in conjunction with its quarterly earnings announcements. The next grant date will be in July 2008.

        Mr. Mason’s employment agreement provides for his participation in all other employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally applicable to executive employees. After termination of employment, Mr. Mason may elect to purchase benefits under the CIT retiree medical and life insurance plans.

        Mr. Mason is entitled to relocation benefits incurred during 2008 and 2009 as permitted in accordance with our Relocation Policy and temporary housing expenses for up to nine months, which in the aggregate shall not exceed $120,000, plus a gross up payment for any related income and employment taxes. Mr. Mason is further entitled to be reimbursed up to $35,000 for reasonable attorneys’ fees in connection with negotiation of his employment agreement.

Termination

        Mr. Mason’s employment may be terminated by us with or without “cause,” or Mr. Mason may resign with or without “good reason” (each, as defined below). In the event that his employment is terminated by CIT without cause or Mr. Mason resigns for good reason, Mr. Mason is generally entitled to receive a payment equal to two and one-half times base salary plus a prorated bonus, continued medical and dental benefits for up to two years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, Mr. Mason will be paid the dollar value of any portion of his guaranteed equity awards that have not been granted, and all of Mr. Mason’s outstanding equity compensation awards will fully vest and he will generally have two years to exercise outstanding options.

        In the event of a termination of employment due to Mr. Mason’s death or disability, Mr. Mason (or his estate) will be paid the dollar value of any portion of his guaranteed equity awards that have not been granted, and he (or his estate) is entitled to full accelerated vesting with respect to his outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Mason is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans.

        Under his employment agreement, “cause” generally means he (i) unreasonably neglected or refused to perform any of his executive duties; (ii) has been convicted of a felony or pled guilty or nolo contendere with respect thereto; (iii) knowingly engaged in any activity that is directly or indirectly in competition with CIT, or (iv) willfully violated any CIT policy that covers standards of corporate conduct. “Good reason” generally means the occurrence of any of the following without Mr. Mason’s consent: (i) assignment to him of any duties materially inconsistent with his position as President and Chief Operating Officer, (ii) a material reduction in his annualized base salary, or (iii) any successor to CIT fails to assume the obligations under his employment agreement.

Change of Control

        In the event Mr. Mason’s employment is terminated without cause or by him for good reason following a change in control, the executive will receive a payment equal to two and one-half times his annual base salary plus two and one-half times his average annual bonus plus a pro rata average annual bonus based on the number of months of service in the year of termination. In addition, Mr. Mason will be paid the dollar value of any portion of his guaranteed equity awards that have not been granted, and he is entitled to full accelerated vesting with respect to his outstanding equity compensation awards.

Restrictive Covenants

        Mr. Mason’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for up to two years following a resignation without good reason or a termination of employment by CIT for cause, Mr. Mason may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, or (ii) disparage or publicly criticize CIT or any of its affiliates. (Mr. Mason’s ownership interest of less than 1% of any class of publicly traded securities is not considered a violation of the provision summarized in the preceding sentence.) In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Mason may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on June 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ Robert J. Ingato Robert J. Ingato Executive Vice President, General Counsel & Secretary

Dated: June 16, 2008